Exhibit 1.1

Execution version

CISCO SYSTEMS, INC.

$1,000,000,000 Senior Notes due 2026

$2,000,000,000 Senior Notes due 2027

$2,500,000,000 Senior Notes due 2029

$2,500,000,000 Senior Notes due 2031

$2,500,000,000 Senior Notes due 2034

$2,000,000,000 Senior Notes due 2054

$1,000,000,000 Senior Notes due 2064

Underwriting Agreement

February 21, 2024

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Cisco Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 4.900% Senior Notes due 2026 (the “2026 Notes”), $2,000,000,000 principal amount of its 4.800% Senior Notes due 2027 (the “2027 Notes”), $2,500,000,000 principal amount of its 4.850% Senior Notes due 2029 (the “2029 Notes”), $2,500,000,000 principal amount of its 4.950% Senior Notes due 2031 (the “2031 Notes”), $2,500,000,000 principal amount of its 5.050% Senior Notes due 2034 (the “2034 Notes”), $2,000,000,000 principal amount of its 5.300% Senior Notes due 2054 (the “2054 Notes”) and $1,000,000,000 principal amount of its 5.350% Senior Notes due 2064 (the “2064 Notes” and, together with the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of February 26, 2024 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture to the Base Indenture, to be dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-277109), including a prospectus, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, as amended at the date of this agreement (the “Agreement”), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement” and the related prospectus covering the Shelf Securities dated February 15, 2024 in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. Any reference in this Agreement to the

Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

At or prior to 4:15 p.m., New York City time on February 21, 2024, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 21, 2024 and each of the documents listed on Annex B hereto.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.862% of the principal amount of 2026 Notes, 99.770% of the principal amount of 2027 Notes, 99.765% of the principal amount of 2029 Notes, 99.551% of the principal amount of 2031 Notes, 99.599% of the principal amount of 2034 Notes, 98.998% of the principal amount of 2054 Notes and 98.958% of the principal amount of 2064 Notes, in each case plus accrued interest, if any, from February 26 2024 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 at 10:00 a.m., New York City time, on February 26, 2024 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing each series of the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof with the Commission, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined in Section 7(a)) furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined below) furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto and (iii) any electronic road show or other written communication approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. At the time of effectiveness of the registration statement on Form S-3 (File No. 333-277109), the Company met the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) Underwriter Information.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information on or prior to the Closing Date, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby in all material respects.

(g) No Material Adverse Change. Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for share repurchases under publicly announced stock repurchase programs authorized by the Board of Directors of the Company prior to the date hereof and the issuance of shares pursuant to the Company’s equity compensation plans), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its “significant subsidiaries,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, have been duly organized and are validly existing and in good standing (which concept shall include the functional equivalent of “good standing” in non-U.S. jurisdictions, to the extent applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses as currently conducted requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged, except where the failure to be in good standing or to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company (except for directors’ qualifying shares or other nominal shares held by other stockholders as required in certain jurisdictions) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and, when the Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Base Indenture has been duly qualified under the Trust Indenture Act.

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject (collectively, “Actions or Proceedings”) that, individually or in the aggregate, the Company reasonably expects will have a Material Adverse Effect; no Action or Proceeding has been overtly threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or overtly threatened by others that, individually or when aggregated with any other Action or Proceeding, the Company reasonably expects will have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who have opined on certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act and the Securities Act.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. (i) To the knowledge of the Company, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, domain names, social media identifiers and accounts, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar intellectual property and proprietary or industrial rights in the applicable jurisdictions (collectively, “Intellectual Property”) used or held for use in, or necessary for, the conduct of their respective businesses; and (ii) the conduct of their respective businesses does not and will not conflict with, infringe, violate or misappropriate in any material respect any Intellectual Property of others, and the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or other violation or conflict with any Intellectual Property of others, except, in the case of each of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an required to register as “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus (collectively, excluding such declarations and filings, the “Company Licenses”), except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries (i) has received notice of any revocation or modification of any Company License or (ii) has any reason to believe that any Company License will not be renewed in the ordinary course, except in the case of clauses (i) and (ii) above, as described in the Registration Statement, the Time of Sale Information or the Prospectus or where such revocation, modification or non-renewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No Labor Disputes. No material labor disturbance by, or material dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Compliance with Environmental Laws. (i) To the knowledge of the Company, the Company and its subsidiaries (x) are in compliance with applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the

Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses certificates or other authorizations or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except as would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption except as would not, individually or in the aggregate, have a Material Adverse Effect; and for defined benefit plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. The Company’s management (with the participation of its principal executive officer and the principal financial officer) have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2023, and as of the end of the periods covered by the Company’s Quarterly Reports on Form 10-Q for the periods ended on October 28, 2023 and January 27, 2024, and its principal executive officer and principal financial officer have concluded that such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission.

(cc) Internal Control Over Financial Reporting. The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale

Information and the Prospectus, there are no material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information that have come to the attention of the Company’s management.

(dd) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ee) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ff) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities, except for such rights as have been duly satisfied or waived.

(gg) No Stabilization. Neither the Company nor any subsidiary have taken, nor will the Company or any such subsidiary take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Status Under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein).

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso in such rule).

(b) Delivery of Copies. The Company will deliver, without charge, upon written request (i) to the Representatives, one facsimile copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. The Registration Statement and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any of the Time of Sale Information or Issuer Free Writing Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the

Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for offer and sale under, or obtain exemptions from the application of, the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act.

(h) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Final Term Sheet. The Company will prepare a final term sheet (a “Final Term Sheet”) containing only a description of the final terms of the Securities and their offering, in forms approved by the Underwriters and attached as Annex C hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 4(c) hereof. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use the Final Term Sheet without the consent of the Company.

(d) In relation to each Member State of the European Economic Area, it has not made and will not make an offer of the Securities to the public in that Member State except that it may make an offer of such Securities to the public in that Member State to legal entities which are qualified investors as defined in the Prospectus Regulation; provided no such offer of securities shall require the Company or any Underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

(e) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(f) It has not and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of and otherwise in compliance with the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and any other applicable laws, rules, regulations and governmental guidelines of Japan.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct at the Time of Sale, on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the Senior Vice President, Treasurer of the Company or an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above; provided that such certificate shall be made on behalf of the Company solely in such officer’s capacity as an officer of the Company and not as an individual.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company. (i) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 and A-2 hereto; and (ii) a Deputy General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his or her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.

(h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign corporation in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Indenture. On the Closing Date, each of the Base Indenture and the Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee.

(l) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification of the Underwriters.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Securities Act (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (the “Underwriter Information”), it being understood and agreed that the only such information furnished by the Underwriters consists of the following: the third, seventh and eighth full paragraphs under the caption “Underwriting” in the Time of Sale Information and the Prospectus.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.

(d) Settlement. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of the settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on The New York Stock Exchange, The NASDAQ Global Select Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, transfer or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) the Company fails to satisfy the conditions under Section 6 (other than delivery of the opinion of counsel for the Underwriters pursuant to paragraph 6(h)); (ii) this Agreement is terminated pursuant to Section 9(ii), (iii) this Agreement is terminated pursuant to Section 9(v) (other than if the Company and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company); or (iv) the Company for any reason fails to tender the Securities for delivery to the Underwriters, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) delivery of and payment for the Securities or (iii) any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” means “majority-owned subsidiary” as defined under Rule 405 of the Securities Act.

15. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BofA Securities, Inc. 114 West 47th Street NY8-114-07-01 New York, New York 10036 Facsimile: 212-901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133); c/o Citigroup Global Markets Inc. 388 Greenwich Street, New York NY 10013, Attention: General Counsel, Fax: 646-291-1469; c/o Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, (dbcapmarkets.gcnotices@list.db.com); c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; and c/o Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor, Charlotte, NC 28202 Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com. Notices to the Company shall be given to it at 170 West Tasman Drive, San Jose, CA 95134, attention of Deborah L. Stahlkopf, with a copy to William Brentani and Daniel Webb at Simpson Thacher & Bartlett LLP 2475 Hanover Street, Palo Alto, California 94304.

(c) Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by facsimile, in portable document format, or .pdf, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h) Partial Enforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(i) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CISCO SYSTEMS, INC.

By:	/s/ Roger Biscay
Name: Roger Biscay
Title: SVP Treasurer

[Signature Page – Underwriting Agreement]

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Accepted as of the date hereof.

BOFA SECURITIES, INC. BARCLAYS CAPITAL INC. CITIGROUP GLOBAL MARKETS INC. DEUTSCHE BANK SECURITIES INC. J.P. MORGAN SECURITIES LLC WELLS FARGO SECURITIES, LLC

BOFA SECURITIES, INC.

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Matt Gannon
Name: Matt Gannon
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Timothy Azoia
Name: Timothy Azoia
Title: Managing Director

By:	/s/ Thomas Short
Name: Thomas Short
Title: Managing Director / Debt Syndicate Deutsche Bank Securities Inc

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page – Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page – Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2026 Notes	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes	Principal Amount of 2054 Notes	Principal Amount of 2064 Notes
BofA Securities, Inc.	$109,167,000	$218,333,000	$272,917,000	$272,916,000	$272,917,000	$218,333,000	$109,167,000
Barclays Capital Inc.	$109,167,000	$218,333,000	$272,917,000	$272,916,000	$272,917,000	$218,333,000	$109,167,000
Citigroup Global Markets Inc.	$109,167,000	$218,333,000	$272,917,000	$272,916,000	$272,917,000	$218,333,000	$109,167,000
Deutsche Bank Securities Inc.	$109,166,000	$218,334,000	$272,916,000	$272,917,000	$272,916,000	$218,334,000	$109,166,000
J.P. Morgan Securities LLC	$109,166,000	$218,334,000	$272,916,000	$272,917,000	$272,916,000	$218,334,000	$109,166,000
Wells Fargo Securities, LLC	$109,166,000	$218,334,000	$272,916,000	$272,917,000	$272,916,000	$218,334,000	$109,166,000
BNP Paribas Securities Corp.	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
Goldman Sachs & Co. LLC	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
HSBC Securities (USA) Inc.	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
Morgan Stanley & Co. LLC	$55,000,000	$110,000,000	$137,500,000	$137,500,000	$137,500,000	$110,000,000	$55,000,000
BNY Mellon Capital Markets, LLC	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
TD Securities (USA) LLC	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
Truist Securities, Inc.	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
U.S. Bancorp Investments, Inc.	$25,000,000	$50,000,000	$62,500,000	$62,500,000	$62,500,000	$50,000,000	$25,000,000
Academy Securities, Inc.	$10,001,000	$19,999,000	$25,001,000	$25,001,000	$25,001,000	$19,999,000	$10,001,000
Blaylock Van, LLC	$7,500,000	$15,000,000	$18,750,000	$18,750,000	$18,750,000	$15,000,000	$7,500,000
PNC Capital Markets LLC	$7,500,000	$15,000,000	$18,750,000	$18,750,000	$18,750,000	$15,000,000	$7,500,000
Total	$1,000,000,000	$2,000,000,000	$2,500,000,000	$2,500,000,000	$2,500,000,000	$2,000,000,000	$1,000,000,000

Schedule 1

Schedule 2

Cisco Systems, Inc.
Significant Subsidiaries

Acacia Communications Holdings, Ltd.
Acacia Communications, Inc.
Acacia Technology, Inc.
AppDynamics LLC
AppDynamics UK Ltd.
BroadSoft, Inc.
Cisco Dutch Holdings B.V.
Cisco International Limited
Cisco Netherlands B.V.
Cisco Norway Holdings AS
Cisco Systems (India) Private Limited
Cisco Systems Canada Co.
Cisco Systems Capital Corporation
Cisco Systems Holdings UK Limited
Cisco Systems International B.V.
Cisco Systems International Sarl
Cisco Systems Netherlands Holdings B.V.
Cisco Technology, Inc.
Cisco WebEx LLC
Cisco Worldwide Holdings Ltd.
Duo Security LLC
Meraki LLC
NDS Finance Limited
NDS Group Limited
Starent Networks LLC

Schedule 2

Annex A-1

Form of Opinion of Simpson Thacher & Bartlett LLP

Annex A-1

Simpson Thacher & Bartlett LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

TELEPHONE: +1-650-251-5000

FACSIMILE: +1-650-251-5002

Direct Dial Number	E-mail Address

February [•], 2024

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

and the other several Underwriters

named in Schedule 1 to the Underwriting

Agreement referred to below

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

NEW YORK  BEIJING  BRUSSELS  HONG KONG  HOUSTON  LONDON  LOS ANGELES  SÃO PAULO  TOKYO  WASHINGTON, D.C.

BofA Securities, Inc., et al.	-2-	February [•], 2024

Ladies and Gentlemen:

We have acted as counsel to Cisco Systems, Inc., a Delaware corporation (the “Company”), in connection with the purchase by you of $[•] aggregate principal amount of its [•]% Senior Notes due 2026 (the “2026 Notes”), $[•] aggregate principal amount of its Senior Notes due 2027 (the “2027 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2029 (the “2029 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2031 (the “2031 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2034 (the “2034 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2054 (the “2054 Notes”) and $[•] aggregate principal amount of its [•]% Senior Notes due 2064 (the “2064 Notes” and, together with the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Securities”) issued by the Company, pursuant to the Underwriting Agreement, dated February [•], 2024 (the “Underwriting Agreement”), among the Company and you.

We have examined the Registration Statement on Form S-3 (File No. 333-277109) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); the Company’s prospectus dated February 15, 2024 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated February [•], 2024 relating to the Notes (together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, and the prospectus supplement dated February [•], 2024 relating to the Notes (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, in each case, including the documents filed under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Preliminary Prospectus and the Prospectus, as the case may be; the pricing term sheet dated February [•], 2024, relating to the Notes (the “Pricing Term Sheet” and, together with the Preliminary Prospectus, the “Pricing Disclosure Package”), filed by the Company as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act; the Indenture, dated as of February [•], 2024 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February [•],

BofA Securities, Inc., et al.	-3-	February [•], 2024

2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee; duplicates of the global notes representing the Notes; and the Underwriting Agreement. We have relied as to matters of fact upon the representations and warranties contained in the Underwriting Agreement.

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth below, we have also assumed that the execution, issuance, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes, as applicable, do not constitute a breach or default under any agreement or instrument which is binding upon the Company (except that no such assumption is made with respect to the agreements and instruments listed on Schedule I hereto).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Company is validly existing and in good standing as a corporation under the law of the state of Delaware. The Company has full corporate power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus.

2. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

BofA Securities, Inc., et al.	-4-	February [•], 2024

3. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, upon payment and delivery in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5. The statements made in each of the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities” (including, in the case of the Pricing Disclosure Package, the information contained in the Pricing Term Sheet), insofar as they purport to constitute summaries of certain terms of the Indenture and the Notes referred to therein, constitute accurate summaries of such terms in all material respects.

6. The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

7. The issue and sale of the Notes by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the execution and delivery of the Indenture by the Company (i) will not breach or result in a default under any indenture, loan agreement or other agreement or instrument identified on Schedule I hereto and (ii) will not violate the amended and restated certificate of incorporation or amended and restated bylaws of the Company or any federal or New York State statute or the Delaware General Corporation Law (“DGCL”) or any rule or regulation that has been issued pursuant to any federal or New York State statute or the DGCL, except that it is understood that no opinion is given in this paragraph 7 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

8. No consent, approval, authorization or order of, or registration or qualification with, any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the DGCL or, to our knowledge, any federal or New York State court or any Delaware State court acting pursuant to the DGCL is required for the issue and sale of the Notes by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the execution and delivery of the Indenture by the Company, except that it is understood that no opinion is given in this paragraph 8 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

9. The Registration Statement has become effective under the Securities Act and the Prospectus was filed on February 15, 2024 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

10. The Company is not, and after giving effect to the issue and the sale of the Notes and assuming the application of the proceeds therefrom as described in the Prospectus, the Company would not as of the date hereof be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

BofA Securities, Inc., et al.	-5-	February [•], 2024

Our opinions set forth in paragraphs 2 and 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Section 512 of the Base Indenture or (B) Section 110 of the Base Indenture and Section 5.4 of the First Supplemental Indenture relating to the severability of provisions of the Base Indenture and the First Supplemental Indenture, respectively.

Our opinions set forth in paragraphs 7 and 8 above are limited to our review of only the statutes, rules and regulations that, in our experience, are customarily applicable to transactions of the type provided for in the Underwriting Agreement and exclude statutes, rules and regulations that are part of a regulatory scheme applicable to any party or any of their affiliates due to the specific assets or business of such party or such affiliates. No opinion is expressed in paragraphs 2, 3 or 7 as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, or based, in whole or in part, on ratio or percentage in any of the agreements or instruments identified in Schedule I hereto.

Insofar as our opinion relate to the valid existence and good standing of the Company, such opinion is based solely on confirmation from public officials and certificates of officers of the Company.

In connection with the provisions of the Underwriting Agreement whereby the parties submit to the jurisdiction of (i) the U.S. federal courts located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the U.S. federal courts. In connection with the provisions of the Underwriting Agreement which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a U.S. District Court has discretion to transfer an action from one U.S. federal court to another.

BofA Securities, Inc., et al.	-6-	February [•], 2024

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the DGCL.

This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; except that the Trustee may rely upon the opinions set forth in paragraphs 1, 2, 3 and 9 above as though addressed to them, subject to the qualifications, assumptions and limitations set forth herein related thereto.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

Schedule I

Specified Agreements and Instruments

1.	Indenture, dated as of March 3, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

2.	First Supplemental Indenture, dated as of January 25, 2021, between the Company and The Bank of New York Mellon Trust Company.

3.	Officer’s Certificate setting forth the terms of the Fixed and Floating Rate Notes issued on March 3, 2014.

4.	Officer’s Certificate setting forth the terms of the Fixed and Floating Notes issued on June 17, 2015.

5.	Officer’s Certificate setting forth the terms of the Fixed and Floating Notes issued on February 26, 2016.

6.	Officer’s Certificate setting forth the terms of the Fixed and Floating Notes issued on September 20, 2016.

7.

Third Amended and Restated Credit Agreement, dated as of February 2, 2024, by and among Cisco Systems, Inc., certain lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

I-2

Annex A-2

Form of Negative Assurance Letter of Simpson Thacher & Bartlett LLP

Annex A-2

Simpson Thacher & Bartlett LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

TELEPHONE: +1-650-251-5000

FACSIMILE: +1-650-251-5002

Direct Dial Number	E-mail Address

February [•], 2024

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

and the other several Underwriters

named in Schedule 1 to the Underwriting

Agreement referred to below

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

NEW YORK  BEIJING  BRUSSELS  HONG KONG  HOUSTON  LONDON  LOS ANGELES  SÃO PAULO  TOKYO  WASHINGTON, D. C.

BofA Securities, Inc., et al.	- 2 -	February [•], 2024

Ladies and Gentlemen:

We have acted as counsel to Cisco Systems, Inc., a Delaware corporation (the “Company”), in connection with the purchase by you of $[•] aggregate principal amount of its [•]% Senior Notes due 2026 (the “2026 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2027 (the “2027 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2029 (the “2029 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2031 (the “2031 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2034 (the “2034 Notes”), $[•] aggregate principal amount of its [•]% Senior Notes due 2054 (the “2054 Notes”) and $[•] aggregate principal amount of its [•]% Senior Notes due 2064 (the “2064 Notes” and, together with the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Securities”) issued by the Company, pursuant to the Underwriting Agreement, dated February [•], 2024 (the “Underwriting Agreement”), among the Company and you.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-277109) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); the prospectus dated February 15, 2024 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated February [•], 2024 relating to the Notes (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, and as supplemented by the prospectus supplement dated February [•], 2024 relating to the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the pricing term sheet dated February [•], 2024 relating to the Notes (such pricing term sheet, together with the Preliminary Prospectus, the “Pricing Disclosure Package”) filed by the Company as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act; or the documents filed under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Preliminary Prospectus and the Prospectus (the “Exchange Act Documents”), and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 5 and 6 of our opinion letter to you dated the date hereof.

BofA Securities, Inc., et al.	- 3 -	February [•], 2024

In connection with, and under the circumstances applicable to, the offering of the Notes, we participated in conferences with certain officers and employees of the Company, representatives of PricewaterhouseCoopers LLP, your representatives and your counsel in the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, excluding the Exchange Act Documents) and also reviewed certain records and documents furnished to us, or publicly filed with the Commission, by the Company, as well as the documents delivered to you at the closing. Certain of such records and documents were governed by laws or relate to legal matters outside the scope of our opinion letter to you dated the date hereof and, accordingly, we necessarily relied upon officers and employees of the Company, other counsels to the Company and other persons in evaluating such records and documents. We did not participate in the preparation of the Exchange Act Documents. Based upon our review of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Exchange Act Documents, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

(i)

we advise you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of February [•], 2024, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

BofA Securities, Inc., et al.	- 4 -	February [•], 2024

(ii)

nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of February [•], 2024, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents), as of [•] [a.m.] [p.m.] (New York City time), on February [•], 2024, being the Time of Sale specified in the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the Exchange Act Documents), as of February [•], 2024 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated by reference in, or omitted from, the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

This letter is delivered to you in connection with the above-described transaction. This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

Annex A-3

Form of In-House Counsel Opinion

(A) To my knowledge, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject (collectively, “Actions”) that, individually or in the aggregate, the Company reasonably expects will have a Material Adverse Effect; and no Action has been overtly threatened to the Company or, to my knowledge, contemplated by any governmental or regulatory authority or overtly threatened to the Company by others that, individually or when aggregated with any other Action, the Company reasonably expects will have a Material Adverse Effect.

(B) To my knowledge, there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement and that are not so described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(C) To my knowledge, there are no contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

Annex A-3

Annex B

Time of Sale Information

Final Term Sheet filed as a Free Writing Prospectus on February 21, 2024 relating to each series of Notes.

Annex B

Annex C

Pricing Term Sheet

Annex C-1

Filed pursuant to Rule 433
Registration No. 333-277109
Issuer Free Writing Prospectus dated February 21, 2024
Relating to Preliminary Prospectus Supplement dated February 21, 2024

PRICING TERM SHEET

Issuer:	Cisco Systems, Inc. (“Cisco”)

Ticker:	CSCO

Expected Ratings (Moody’s / S&P)*:	[INTENTIONALLY OMITTED]

Security Type:	SEC Registered

Security:

4.900% Senior Notes due 2026 (the “2026 Notes”)

4.800% Senior Notes due 2027 (the “2027 Notes”)

4.850% Senior Notes due 2029 (the “2029 Notes”)

4.950% Senior Notes due 2031 (the “2031 Notes”)

5.050% Senior Notes due 2034 (the “2034 Notes”)

5.300% Senior Notes due 2054 (the “2054 Notes”)

5.350% Senior Notes due 2064 (the “2064 Notes”)

Principal Amount:	2026 Notes: $1,000,000,000 2027 Notes: $2,000,000,000 2029 Notes: $2,500,000,000 2031 Notes: $2,500,000,000 2034 Notes: $2,500,000,000 2054 Notes: $2,000,000,000 2064 Notes: $1,000,000,000

Maturity Date:

2026 Notes: February 26, 2026

2027 Notes: February 26, 2027

2029 Notes: February 26, 2029

2031 Notes: February 26, 2031

2034 Notes: February 26, 2034

2054 Notes: February 26, 2054

2064 Notes: February 26, 2064

Coupon:	2026 Notes: 4.900% 2027 Notes: 4.800% 2029 Notes: 4.850% 2031 Notes: 4.950% 2034 Notes: 5.050% 2054 Notes: 5.300% 2064 Notes: 5.350%

Public Offering Price:

2026 Notes: 99.962% of the Principal Amount

2027 Notes: 99.870% of the Principal Amount

2029 Notes: 99.965% of the Principal Amount

2031 Notes: 99.801% of the Principal Amount

2034 Notes: 99.899% of the Principal Amount

2054 Notes: 99.598% of the Principal Amount

2064 Notes: 99.558% of the Principal Amount

Benchmark Treasury:

2026 Notes: 4.250% due January 31, 2026

2027 Notes: 4.125% due February 15, 2027

2029 Notes: 4.000% due January 31, 2029

2031 Notes: 4.000% due January 31, 2031

2034 Notes: 4.000% due February 15, 2034

2054 Notes: 4.750% due November 15, 2053

2064 Notes: 4.750% due November 15, 2053

Benchmark Treasury Price / Yield:	2026 Notes: 99-07 ¼ / 4.670% 2027 Notes: 99-03+ / 4.447% 2029 Notes: 98-20+ / 4.308% 2031 Notes: 98-00+ / 4.334% 2034 Notes: 97-15+ / 4.313% 2054 Notes: 104-14+ / 4.477% 2064 Notes: 104-14+ / 4.477%

Spread to Benchmark Treasury:	2026 Notes: +25 bps 2027 Notes: +40 bps 2029 Notes: +55 bps 2031 Notes: +65 bps 2034 Notes: +75 bps 2054 Notes: +85 bps 2064 Notes: +90 bps

Yield to Maturity:	2026 Notes: 4.920% 2027 Notes: 4.847% 2029 Notes: 4.858% 2031 Notes: 4.984% 2034 Notes: 5.063% 2054 Notes: 5.327% 2064 Notes: 5.377%

Denominations:	$2,000 and any multiple of $1,000 above that amount

CUSIP / ISIN:

2026 Notes: 17275R BP6 / US17275RBP64

2027 Notes: 17275R BQ4 / US17275RBQ48

2029 Notes: 17275R BR2 / US17275RBR21

2031 Notes: 17275R BS0 / US17275RBS04

2034 Notes: 17275R BT8 / US17275RBT86

2054 Notes: 17275R BU5 / US17275RBU59

2064 Notes: 17275R BV3 / US17275RBV33

Trade Date:	February 21, 2024

Settlement Date**:	February 26, 2024 (T+3)

Interest Payment Dates:	February 26 and August 26 commencing on August 26, 2024

Optional Redemption:	The 2026 Notes, 2027 Notes, 2029 Notes, 2031 Notes, 2034 Notes, 2054 Notes and 2064 Notes will be redeemable, in whole or in part, at any time and from time to time, prior to (i) the 2026 Notes maturity date, in the case of the 2026 Notes, (ii) January 26, 2027, in the case of the 2027 Notes (one month prior to the 2027 Notes maturity date), (iii) January 26, 2029, in the case of the 2029 Notes (one month prior to the 2029 Notes maturity date), (iv) December 26, 2030, in the case of the 2031 Notes (two months prior to the 2031 Notes maturity date), (v) November 26, 2033, in the case of the 2034 Notes (three months prior to the 2034 Notes maturity date), (vi) August 26, 2053, in the case of the 2054 Notes (six months prior to the 2054 Notes maturity date), and (vii) August 26, 2063, in the case of the 2064 Notes (six months prior to the 2064 Notes maturity date), at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes, discounted to the date of redemption on a semiannual basis at a rate equal to the Treasury Rate plus (i) 5 bps in the case of the 2026 Notes, (ii) 10 bps in the case of the 2027 Notes, (iii) 10 bps in the case of the 2029 Notes, (iv) 10 bps in the case of the 2031 Notes, (v) 15 bps in the case of the 2034 Notes, (vi) 15 bps in the case of the 2054 Notes and (vii) 15 bps in the case of the 2064 Notes, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to the redemption date.

Par Call:

2027 Notes: On or after January 26, 2027 (one month prior to the 2027 Notes maturity date)

2029 Notes: On or after January 26, 2029 (one month prior to the 2029 Notes maturity date)

2031 Notes: On or after December 26, 2030 (two months prior to the 2031 Notes maturity date)

2034 Notes: On or after November 26, 2033 (three months prior to the 2034 Notes maturity date)

2054 Notes: On or after August 26, 2053 (six months prior to the 2054 Notes maturity date)

2064 Notes: On or after August 26, 2063 (six months prior to the 2064 Notes maturity date)

Special Mandatory Redemption:	Mandatorily redeemable at 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date, in the event that (i) the Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date or (ii) Cisco notifies the trustee under the indenture that Cisco will not pursue consummation of the Acquisition.

Joint Lead Book-Running Managers:	BofA Securities, Inc. Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Joint Book-Running Managers:	BNP Paribas Securities Corp. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

Senior Co-Managers:	BNY Mellon Capital Markets, LLC TD Securities (USA) LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	Academy Securities, Inc. Blaylock Van, LLC PNC Capital Markets LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day preceding the expected settlement date should consult their own advisors in this regard.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling (i) BofA Securities, Inc. toll-free at 1-800-294-1322, (ii) Barclays Capital Inc. toll-free at 1-888-603-5847, (iii) Citigroup Global Markets Inc. toll-free at 1-800-831-9146, (iv) Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, (v) J.P. Morgan Securities LLC collect at 1-212-834-4533 and (vi) Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.